EXHIBIT 21.1

CONSOLIDATED SUBSIDIARIES OF TEREX CORPORATION

(as of February 24, 2010)

Name of Subsidiary	Jurisdiction of Incorporation
Amida Industries, Inc.	South Carolina
Ansaldo Reggiane	Italy
A.S.V., Inc.	Minnesota
Atlas Terex UK Limited	United Kingdom
Atlas Weyhausen Norge A/S	Norway
B-L Pegson Limited	United Kingdom
Brown Lenox & Co. Limited	United Kingdom
Cliffmere Limited	United Kingdom
CMI Terex Corporation	Oklahoma
Demag Mobile Cranes Gépgyártó Kft.	Hungary
Demag Mobile Cranes Spain, S.A.	Spain
Duvalpilot Equipment Outfitters, LLC	Florida
Fantuzzi Eurasia SRL	Italy
Fantuzzi France S.A.S.	France
Fantuzzi Group China Limited	China
Fantuzzi Group Shanghai Ltd	China
Fantuzzi Noell Deutschland GmbH	Germany
Fantuzzi Noell Iberia SL	Spain
Fantuzzi Noell Netherland BV	Belgium
Fantuzzi Noell South Africa (Pty) Ltd	South Africa
Fantuzzi Noell UK Limited	United Kingdom
Fantuzzi Noell USA, Inc.	Illinois
Fantuzzi Reggiane Australasia Pty Ltd	Australia
Fantuzzi Reggiane Djibouti SARL	Djibouti
Fantuzzi Reggiane Korea Ltd.	Korea
Fermec Holdings Ltd.	United Kingdom
Fermec International Ltd.	United Kingdom
Fermec Manufacturing Ltd.	United Kingdom
Fermec North America Ltd.	United Kingdom
Fermec Trustee Ltd.	United Kingdom
Finlay Hydrascreen (Omagh) Limited	N. Ireland
Genie Australia Wholesale Pty. Ltd.	Australia
Genie Australia Pty. Ltd.	Australia
Genie Cayman Holdings	Cayman Islands
Genie Financial Services Europe Limited	United Kingdom
Genie Financial Services, Inc.	Washington
Genie France S.A.R.L.	France
Genie Germany GmbH	Germany
Genie Holdings, Inc.	Washington
Genie Industries Iberica, S.L.	Spain
Genie Industries, B.V.	Netherlands
Genie Industries, Inc.	Washington
Genie International Holdings, Ltd.	United Kingdom
Genie International, Inc.	Washington
Genie Korea Ltd.	Korea
Genie Lease Management LLC	Delaware
Genie Manufacturing, Inc.	Washington
Genie Portfolio Management LLC	Delaware
Genie UK Limited	United Kingdom
Gen-National Insurance Co. Ltd.	Bermuda
GFS National, Inc.	Washington
Gru Comedil S.r.l.	Italy

Name of Subsidiary	Jurisdiction of Incorporation
Hydra Platforms Mfg. Inc.	North Carolina
Hypac Holdings Inc.	Delaware
Hypac (Tianjin) International Trading Company Limited	China
IMACO Blackwood Hodge Group Limited	United Kingdom
IMACO Blackwood Hodge Limited	United Kingdom
IMACO Trading Limited	United Kingdom
Industrial Conveyor’s Sdn Bhd	Malaysia
Iniziativa Sicilia SRL	Italy
International Machinery Company Limited	United Kingdom
Jaques (Singapore) Pte Ltd	Singapore
Jaques (Thailand) Limited	Thailand
Jaques International Holdings Pty. Ltd.	Australia
Jaques International Limited	Hong Kong
Jaques International Sdn Bhd	Malaysia
Loegering Mfg. Inc.	North Dakota
Luzhou Changjiang Metal Structure Co., Ltd.	China
Luzhou Nanfang Recycling Co. Ltd.	China
Matbro (N.I.) Limited	N. Ireland
Moffett Iberica S.A.	Spain
New Terex Holdings UK Limited	United Kingdom
Noell Crane Holding GmbH	Germany
Noell Crane Systems (China) Limited	China
Noell Crane Systems GmbH	Germany
Noell Mobile Systems GmbH	Germany
Noell Reggiane Belgium NV	Belgium
Noell Reggiane France SARL	France
Pegson Group Limited	United Kingdom
Power Legend International Limited	Cayman Islands
Power Legend Industries Limited	British Virgin Islands
Powerscreen Holdings USA Inc.	Delaware
Powerscreen International (Canada) ULC	Canada
Powerscreen International (U.K.) Limited	United Kingdom
Powerscreen International Limited	United Kingdom
Powerscreen International LLC	Delaware
Powerscreen Limited	Ireland
Powerscreen Manufacturing Limited	N. Ireland
Powerscreen North America Inc.	Delaware
Powerscreen USA LLC	Kentucky
Powerscreen USC Inc.	Delaware
PPM Cranes, Inc.	Delaware
PT Onjaya Kokoh	Indonesia
Reggiane Cranes and Plants SPA	Italy
Schaeff & Co.	United Kingdom
Schaeff Grundbesitz GmbH & Co. OHG	Germany
Schaeff Limited	United Kingdom
Schaeff Machinery (Shanghai) Co., Ltd.	China
Schaeff of North America, Inc.	Delaware
Schaeff Service Limited	United Kingdom
Schaeff Incorporated	Iowa
Sempurna Enterprise (Malaysia) Sdn Bhd	Malaysia
Sichuan Changjiang Engineering Crane Co., Ltd.	China
Simplicity Material Handling, Ltd.	Canada
Spinnaker Insurance Company	Vermont

Name of Subsidiary	Jurisdiction of Incorporation
Terex Advance Mixer, Inc.	Delaware
Terex Aerials Limited	Ireland
Terex Aerials, Inc.	Wisconsin
Terex Asia	Mauritius
Terex Australia Pty. Ltd.	Australia
Terex (China) Investment Co., Ltd.	China
Terex (Changzhou) Machinery Co., Ltd.	China
Terex Cifali Equipamentos, Ltda.	Brazil
Terex Construction France SAS	France
Terex Cranes Pty. Ltd.	Australia
Terex Cranes France SAS	France
Terex Cranes (UK) Ltd.	United Kingdom
Terex Cranes Wilmington, Inc.	North Carolina
Terex Demag AB	Sweden
Terex Demag GmbH	Germany
Terex-Demag Limited	United Kingdom
Terex Distribution Limited	United Kingdom
Terex Deutschland GmbH	Germany
Terex Equipment & Machinery España S.L.U.	Spain
Terex Equipment Limited	United Kingdom
Terex Equipment Middle East LLC	United Arab Emirates
Terex Equipment (Thailand) Limited	Thailand
Terex European Holdings B.V.	The Netherlands
Terex Fermec SA	France
Terex Financial Services, Inc.	Delaware
Terex Financial Services Europe Limited	United Kingdom
Terex GB Limited	United Kingdom
Terex Germany GmbH & Co. K.G.	Germany
Terex Global GmbH	Switzerland
Terex GmbH	Germany
Terex India Private Limited	India
Terex International Financial Services Company	N. Ireland
Terex Italia S.r.l.	Italy
Terex Japan K.K.	Japan
Terex Latin America Comercio De Equipamentos Pesados De Construcao Ltda.	Brazil
Terex Latin America, S. de R.L. de C.V.	Mexico
TerexLift S.r.l.	Italy
Terex Lifting Australia Pty. Ltd.	Australia
Terex Lifting U.K. Limited	United Kingdom
Terex Middle East FZE	United Arab Emirates
Terex Mining China Inc.	Delaware
Terex Netherlands Holdings B.V.	The Netherlands
Terex NHL Equipment Co. Ltd.	China
Terex Pegson Limited	United Kingdom
Terex Powertrain Limited	United Kingdom
Terex Receivables, LLC	Delaware
Terex Roadbuilding Europe N.V.	Belgium
Terex Rus LLC	Russia
Terex S.A. (Proprietary) Limited	South Africa
Terex (Sanhe) Engineering and Machinery Co. Ltd.	China
Terex Singapore Pte. Ltd.	Singapore
Terex (Tianjin) Co., Ltd.	China
Terex United Kingdom Limited	United Kingdom
Terex USA,LLC	Delaware
Terex Utilities Canada, Inc.	Canada
Terex Utilities, Inc.	Oregon

Name of Subsidiary	Jurisdiction of Incorporation
Terex Vectra Equipment Pvt. Ltd.	India
Terex Verwaltungs GmbH	Germany
Terex-RO Corporation	Kansas
Terex-Telelect, Inc.	Delaware
Webster Schaeff & Co. 2000	United Kingdom